Exhibit 31.1

Certification Pursuant to Section 240.13a-14 or 240.15d-14
of the Securities Exchange Act of 1934

I, Gustav A. Christensen, certify that:

1.	I have reviewed this Amendment No. 1 to quarterly report on Form 10-Q/A of Dyax Corp.; and

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date:           July 17, 2013

/s/ Gustav A. Christensen
Gustav A. Christensen
President and Chief Executive Officer